Exhibit 10.1

Published CUSIP Number: _____________

CREDIT AGREEMENT
Dated as of August 28, 2015
among
NIKE, INC.,
as the Borrower,
BANK OF AMERICA, N.A.,
as Administrative Agent,
CITIBANK, N.A.,
as Syndication Agent,
DEUTSCHE BANK AG NEW YORK BRANCH,
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Co-Documentation Agents,
and
THE OTHER BANKS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

Page

ARTICLE I	DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS	1
1.1	Defined Terms	1
1.2	Other Interpretive Provisions	13
1.3	References to Agreements and Laws	13
ARTICLE II	THE FACILITY	14
2.1	The Facility	14
2.2	Ratable Bid Advances	14
2.3	Competitive Bid Advances	16
2.4	Fees	18
2.5	General Facility Terms	19
2.6	Extension of Termination Date	22
2.7	Reserved	24
2.8	Defaulting Banks	24
ARTICLE III	TAXES, CHANGE IN CIRCUMSTANCES	25
3.1	Taxes	25
3.2	Yield Protection	27
3.3	Availability of Rate Options	28
3.4	Funding Indemnification	29
3.5	Regulation D Compensation	29
3.6	Bank Statements, Survival of Indemnity	29
3.7	Removal of Banks	29
ARTICLE IV	CONDITIONS PRECEDENT	30
4.1	Closing	30
4.2	Each Advance	31
ARTICLE V	REPRESENTATIONS AND WARRANTIES	31
5.1	Corporate Existence	31
5.2	Authorization and Validity	31
5.3	No Conflict; Government Consent	31
5.4	Financial Statements	32
5.5	Taxes	32
5.6	ERISA	32
5.7	Accuracy of Information	32
5.8	Compliance with Laws	32
5.9	Environmental and Safety and Health Matters	32
5.10	OFAC	32
5.11	Anti-Corruption Laws	33
5.12	Margin Regulations; Investment Company Act	33
ARTICLE VI	COVENANTS	33
6.1	Financial Reporting	33
6.2	Use of Proceeds	35
6.3	Notice of Default	35
6.4	Preservations of Existence; Conduct of Business	35
6.5	Taxes	35
6.6	Insurance	35
6.7	Compliance with Laws	35
6.8	Maintenance of Properties; Trademarks and Franchises	35

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(continued)
Page

6.9	Inspection	36
6.10	Merger	36
6.11	Sale of Assets	36
6.12	Liens	36
6.13	Affiliates	37
6.14	Capitalization Ratio	37
6.15	Notice of Rating Change	37
6.16	Sanctions	34
6.17	Anti-Corruption Laws	38
ARTICLE VII	DEFAULTS	38
ARTICLE VIII	ACCELEARATION, WAIVERS, AMENDMENTS AND REMEDIES	39
8.1	Acceleration	39
8.2	Amendments and Waivers	39
8.3	Preservation of Rights	40
ARTICLE IX	NOTICES	40
9.1	Giving Notice	40
9.2	Change of Address	41
ARTICLE X	GENERAL PROVISIONS	41
10.1	Survival of Representations	41
10.2	Governmental Regulation	41
10.3	Headings	41
10.4	Entire Agreement	41
10.5	Several Obligations	41
10.6	Expenses; Indemnification	41
10.7	Number of Documents	42
10.8	Accounting	43
10.9	Severability of Provisions	43
10.10	Nonliability of Banks	43
10.11	Confidentiality	43
10.12	CHOICE OF LAW	44
10.13	CONSENT TO JURISDICTION	44
10.14	WAIVER OF JURY TRIAL	44
10.15	OREGON LEGAL NOTICE	44
10.16	Counterparts	44
10.17	No Advisory or Fiduciary Responsibility	44
10.18	USA PATRIOT Act Notice	45
10.19	Electronic Execution of Assignments and Certain Other Documents	45
ARTICLE XI	THE ADMINISTRATIVE AGENT	46
11.1	Appointment and Authorization of Administrative Agent	46
11.2	Delegation of Duties	46
11.3	Liability of Administrative Agent	46
11.4	Reliance by Administrative Agent	46
11.5	Notice of Default	47
11.6	Credit Decision; Disclosure of Information by Administrative Agent	47
11.7	Indemnification of Administrative Agent	47
11.8	Administrative Agent in Individual Capacity	48

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(continued)
Page

11.9	Successor Administrative Agent	48
11.10	Administrative Agent May File Proofs of Claim	48
11.11	Other Agents; Joint Lead Arrangers	49
ARTICLE XII	SETOFF; RATABLE PAYMENTS	49
12.1	Setoff	49
12.2	Ratable Payments	50
ARTICLE XIII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	50
13.1	Successors and Assigns	50

-iii-

EXHIBITS

Exhibit A-1	Ratable Note

Exhibit A-2	Competitive Bid Note

Exhibit B	Competitive Bid Quote Request

Exhibit C	Invitation for Competitive Bid Quotes

Exhibit D	Competitive Bid Quotes

Exhibit E	Borrower Counsel Opinion

Exhibit F	Ratable Borrowing Notice

Exhibit G	Notice of Conversion/Continuation

Exhibit H	Compliance Certificate

Exhibit I	Assignment and Assumption

Exhibit J	U.S. Tax Compliance Certificate

SCHEDULES

Schedule 1	Liens

Schedule 2	Commitments and Pro Rata Shares

Schedule 3	Eurodollar and Domestic Lending Offices

-iv-

CREDIT AGREEMENT
This Credit Agreement, dated as of August 28, 2015, is among NIKE, INC., the Banks and BANK OF AMERICA, N.A., as Administrative Agent, CITIBANK, N.A., as Syndication Agent, and DEUTSCHE BANK AG NEW YORK BRANCH, and HSBC BANK USA, N.A., as Co-Documentation Agents. The parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND OTHER INTERPRETIVE PROVISIONS

1.1    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Absolute Rate” means, with respect to an Absolute Rate Loan made by a given Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/1000 of 1%) offered by such Bank and accepted by the Borrower.
“Absolute Rate Advance” means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Banks to the Borrower at the same time and for the same Interest Period.
“Absolute Rate Auction” means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.
“Absolute Rate Interest Period” means, with respect to an Absolute Rate Advance, a period of not less than 14 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.
“Absolute Rate Loan” means a Competitive Bid Loan which bears interest at the Absolute Rate.
“Additional Bank” has the meaning assigned to that term in Section 2.6.4.
“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Banks pursuant to Article XI, and not in its individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article XI.
“Administrative Agent Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America, in its capacity as the Administrative Agent and in the case of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as the Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 3, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Banks.
“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Banks to the Borrower on the same Borrowing Date, at the same Rate Option (or on the same interest basis in the case of Competitive Bid Advances) and, where applicable, for the same Interest Period and includes a Competitive Bid Advance.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.
“Agreement” means this Credit Agreement as amended, modified or supplemented from time to time.
“Agreement Accounting Principles” means generally accepted principles of accounting as in effect from time to time, applied in a manner consistent, except as may hereinafter be required by changes in regulations adopted by the SEC, with that used in preparing the financial statements referred to in Section 5.4.
“Applicable Facility Fee Rate” means, on any date and with respect to each Commitment whether used or unused, the applicable fee (in basis points) set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Facility Fee Rate (in basis points)
Level I	3.5
Level II	4.5
Level III	5.5
Level IV	7.0

“Applicable Margin” means, on any date and with respect to each Eurodollar Ratable Loan, the applicable margin set forth below based on the Applicable Rating Level on such date:

Applicable Rating Level	Applicable Margin (in basis points)
Level I	34.0
Level II	45.5
Level III	57.0
Level IV	68.0

“Applicable Rating Level” shall mean and be determined by the ratings issued from time to time by S&P and Moody’s (or S&P or Moody’s, if ratings shall be available from only one of such Rating Agencies) in respect of the Borrower’s long-term, senior unsecured, non-credit-enhanced debt in accordance with the following:

Rating Level	S&P	Moody’s
Level I	More favorable than AA-	More favorable than Aa3
Level II	AA-	Aa3
Level III	A+	A1
Level IV	Less than A+ or not rated	Less than A1 or not rated

For purposes of the foregoing, (a) if ratings are available from both S&P and Moody’s, and the ratings available from such Rating Agencies do not correspond to the same rating level on the chart above, then (1) if such rating levels differ by only one level on the chart above, then the Applicable Rating Level shall correspond to the higher of the two ratings, and (2) if such rating levels differ by more than one level on the chart above, then the Applicable Rating Level shall correspond to that rating which is one rating higher than the lower of the two ratings; (b) if determinative ratings shall change (other than as a result of a change in the rating system used by any applicable Rating Agency) such that a change in the Applicable Rating Level would result, such change shall effect a change in the Applicable Rating Level as of the day on which the Administrative Agent receives notice of such change in determinative ratings (such day, a “Change Day”), and any change in the Applicable Margin shall take effect commencing on such Change Day and ending on the date immediately preceding the next Change Day; (c) if the rating system of any of the Rating Agencies shall change prior to the date all Obligations hereunder have been paid and the Commitments cancelled, the Borrower and the Majority Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending such amendment, if no Applicable Rating Level is otherwise determinable based upon the foregoing, the most recent Applicable Rating Level in effect shall apply; and (d) upon the occurrence of and during the existence of a Default, the Applicable Rating Level shall be deemed to be Level IV.
“Approved Fund” has the meaning assigned to such term in Section 13.1(i).
“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit I.
“Attorney Costs” means and includes all reasonable and out-of-pocket fees, expenses and disbursements of any law firm or other external counsel.
“Bank of America” means Bank of America, N.A., and its successors.
“Bank of America Fee Letter” has the meaning assigned to that term in Section 2.4.1.
“Banks” means the financial institutions acting as lenders hereunder, listed on the signature pages of this Agreement and their respective successors and assigns.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Base Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Borrower” means NIKE, Inc., an Oregon corporation.
“Borrowing Date” means a date on which an Advance is made hereunder.
“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Ratable Advances or Eurodollar Bid Rate Advances, a day other than Saturday or Sunday on which banks are open for business in San Francisco and New York City and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in San Francisco and New York City.

“Capitalization Ratio” means, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (i) Indebtedness to (ii) the sum of (x) Indebtedness and (y) net worth as determined in accordance with Agreement Accounting Principles.
“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Capitalized Lease Obligations” of a Person means the amount of obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.
“Change in Control” means either (a) with respect to any capital stock of the Borrower that is publicly traded, the acquisition after the date of this Agreement by any Person or two or more Persons acting in concert, other than the Knight Family, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of such capital stock which are entitled to vote in the election of directors; or (b) with respect to any capital stock of the Borrower that is not publicly traded, if the Knight Family shall at any time fail to own and control 67% or more of the outstanding shares of such capital stock.
“Code” means the Internal Revenue Code of 1986.
“Co-Documentation Agents” means Deutsche Bank AG New York Branch, and HSBC Bank USA, N.A., each in its capacity as a co-documentation agent and not in its individual capacity as a Bank.
“Commitment” means for each Bank, the obligation of the Bank to make Loans not exceeding the amount set forth opposite the Bank’s name in Schedule 2 hereof or in the Assignment and Assumption pursuant to which such Bank becomes a party hereto, as applicable, as such amount may be modified from time to time pursuant to the terms of this Agreement and any Assignment and Assumption (collectively, the “Commitments”).
“Competitive Bid Advance” means a borrowing hereunder prior to the Termination Date consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Banks to the Borrower at the same time and for the same Interest Period.
“Competitive Bid Borrowing Notice” is defined in Section 2.3.6.
“Competitive Bid Loan” means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.
“Competitive Bid Margin” means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/1000 of 1%) to be added or subtracted from such Eurodollar Base Rate.
“Competitive Bid Note” means a promissory note in substantially the form of Exhibit A‑2 hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Bank and payable to the order of such Bank, including any amendment, modification, renewal or replacement of such promissory note.

“Competitive Bid Quote” means a Competitive Bid Quote substantially in the form of Exhibit D hereto completed and delivered by a Bank to the Administrative Agent in accordance with Section 2.3.4.
“Competitive Bid Quote Request” means a Competitive Bid Quote Request substantially in the form of Exhibit B hereto completed and delivered by the Borrower to the Administrative Agent in accordance with Section 2.3.2.
“Compliance Certificate” has the meaning assigned such term in Section 6.1(c).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“Controlling” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Conversion/Continuation Date” means any date on which, under Section 2.2.4, the Borrower (a) converts an Advance bearing interest based on a Rate Option to an Advance bearing interest based on another Rate Option, or (b) continues an Advance bearing interest based on the same Rate Option, but with a new Interest Period.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means an event described in Article VII.
“Defaulting Bank” means, subject to Section 2.8.1, any Bank that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans within three Business Days of the date required to be funded by it hereunder, unless such Bank notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in writing) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any Bank that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Bank shall not be a Defaulting Bank solely by virtue of (A) the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank, or (B) in the case of a solvent Bank, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Bank is subject to home jurisdiction supervision if applicable Law requires that such appointment not be publicly disclosed, in any such case where such action does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Dollars” and “$” mean lawful money of the United States of America.
“Effective Date” means the date on which all conditions set forth in Section 4.1 are satisfied or waived by the Administrative Agent and the Banks (or, in the case of Section 4.1(k), waived by the Person entitled to receive the applicable payment), provided such date shall not be later than August 28, 2015.
“Eligible Assignee” has the meaning assigned to such term in Section 13.1(h).
“Environmental Laws” means the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so called “Superfund” or “Superlien” law, the Toxic Substances Control Act, and any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous materials or other hazardous or toxic substance, as now or at any time hereafter in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.
“Eurodollar Auction” means a solicitation of Competitive Bid Quotes setting forth Eurodollar Bid Rates pursuant to Section 2.3.
“Eurodollar Base Rate” means for any Interest Period with respect to any Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance:
(a)    the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or if such rate in unavailable, a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Floating Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, and if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurodollar Bid Rate” means, with respect to a Eurodollar Bid Rate Loan made by a given Bank for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate and (ii) the Competitive Bid Margin offered by such Bank and accepted by the Borrower.
“Eurodollar Bid Rate Advance” means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.
“Eurodollar Bid Rate Loan” means a Loan which bears interest at the Eurodollar Bid Rate.
“Eurodollar Interest Period” means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.
“Eurodollar Ratable Advance” means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.
“Eurodollar Ratable Loan” means a Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.
“Eurodollar Rate” means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate applicable to that Eurodollar Interest Period plus (ii) the Applicable Margin.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Bank or the Administrative Agent, or required to be withheld or deducted from a payment to a Bank or the Administrative Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Bank or the Administrative Agent being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.7) or (ii) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable either to such Bank's assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (c) Taxes attributable to such Bank’s failure to comply with Section 3.1(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of November 1, 2011, as amended or extended from time to time, among the Borrower, Bank of America, as administrative agent, and the other financial institutions party thereto.
“Existing Termination Date” has the meaning assigned to that term in Section 2.6.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code, and any applicable intergovernmental agreements with respect to the implementation of the foregoing and any official interpretation thereof.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letters” has the meaning assigned to that term in Section 2.4.1.
“Fixed Rate” means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.
“Fixed Rate Advance” means an Advance which bears interest at a Fixed Rate.
“Fixed Rate Loan” means a Loan which bears interest at a Fixed Rate.
“Floating Rate” means, for any day, a rate per annum equal to the Base Rate.
“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.
“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.
“Fund” has the meaning assigned to that term in Section 13.1(i).
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) net liabilities under any Swap Contracts, and (vii) liability under any arrangement by which such

Person assumes, guarantees, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person.
“Indemnified Liabilities” has the meaning specified in Section 10.6.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Interest Period” means a Eurodollar Interest Period or an Absolute Rate Interest Period.
“Invitation for Competitive Bid Quotes” means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, completed and delivered by the Administrative Agent to the Banks in accordance with Section 2.3.3.
“IRS” means the Internal Revenue Service of the United States Treasury.
“Joint Lead Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., each in its capacity as a joint lead arranger and a joint bookrunner.
“Knight Family” means, collectively, Philip H. Knight, and his wife, children, parents and siblings, and any trust, corporation or partnership with respect to his assets established for estate planning purposes, including, for the avoidance of doubt, Swoosh, LLC.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lending Office” means, as to any Bank, the office or offices of such Bank described as such on Schedule 3, or such other office or offices as a Bank may from time to time notify the Borrower and the Administrative Agent.
“LIBOR” has the meaning specified in the definition of Eurodollar Base Rate.
“Lien” means any security interest, mortgage, pledge, lien (statutory or other), claim, charge, encumbrance, title retention agreement, lessor’s interest under a Capitalized Lease or analogous instrument, in, of or on any Person’s assets or properties in favor of any other Person.
“Loan” means, with respect to a Bank, such Bank’s portion, if any, of any Advance.
“Loan Anniversary” has the meaning assigned to that term in Section 2.6.1.
“Loan Documents” means this Agreement and the Notes.
“Majority Banks” means Banks in the aggregate having more than 50% of the combined Commitments at such time of all Banks or, if the Commitments have been terminated, Banks in the aggregate holding more than 50% of the aggregate unpaid principal amount of the outstanding Loans; provided that the Commitment of, and the portion of the aggregate unpaid principal amount of the outstanding Loans held or deemed held by, any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.

“Material Adverse Effect” means with respect to any matter that such matter (i) could reasonably be expected to materially and adversely affect the business, properties, condition (financial or otherwise), or results of operations of the Borrower and its Subsidiaries taken as a whole, or (ii) has been brought by or before any court or arbitrator or any governmental body, agency or official, and draws into question the validity or enforceability of any material provision of any Loan Document against any obligor party thereto.
“Material Subsidiary” means, at any time, any Subsidiary having at such time either (i) total (gross) revenues for the preceding four fiscal quarter period in excess of 10% of the Borrower’s consolidated total (gross) revenues for such period, or (ii) total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 10% of the net book value of the Borrower’s consolidated total assets on such date, in each case, based upon the Borrower’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.1.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally-recognized rating agency.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer makes or is obligated to make contributions or, during the preceding five plan years, has made or been obligated to make contributions.
“Non-Extending Bank” has the meaning assigned to that term in Section 2.6.2.
“Notes” means, collectively, the Competitive Bid Notes and the Ratable Notes; and “Note” means any one of the Notes.
“Notice Date” has the meaning assigned to that term in Section 2.6.2.
“Notice of Conversion/Continuation” is defined in Section 2.2.4.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all other reimbursements, indemnities or other obligations of the Borrower to the Banks or to any Bank, the Administrative Agent or any indemnified party hereunder arising under the Loan Documents.
“Occupational Safety and Health Law” means the Occupational Safety and Health Act of 1970 and any other Law regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Connection Taxes” means, with respect to any Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such Bank or the Administrative Agent and the jurisdiction imposing such Tax (other than connections arising from such Bank or the Administrative Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.7).
“Participant” is defined in Section 13.1(d).
“Payment Date” means the last Business Day of each February, May, August and November.
“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.
“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.
“Ratable Advance” means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Banks to the Borrower at the same time, at the same Rate Option and for the same Interest Period.
“Ratable Borrowing Notice” is defined in Section 2.2.3.
“Ratable Loan” means a Loan made by a Bank to the Borrower pursuant to Section 2.2.1 hereof.
“Ratable Note” means a promissory note in substantially the form of Exhibit A-1 hereto, duly executed and delivered to the Administrative Agent by the Borrower for the account of a Bank and payable to the order of such Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.
“Rate Option” means the Eurodollar Rate or the Floating Rate.
“Rating Agency” means S&P and Moody’s.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulations U and X” means Regulations U and X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Reserve Requirement” means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities (as defined in Regulation D). The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in the applicable reserve requirement.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or corporate controller of the Borrower, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.1, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally-recognized rating agency.
“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Substantial Portion” is defined in Section 6.11.
“Swap Contract” means any agreement or arrangement designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.
“Syndication Agent” means Citibank, N.A. in its capacity as syndication agent and not in its individual capacity as a Bank.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the first to occur of (a) the later of (i) August 28, 2020 and (ii) if maturity is extended pursuant to Section 2.6, such extended maturity date determined pursuant to such Section, and (b) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof; provided, however, that with respect to any Non-Extending Bank, “Termination Date” shall mean the first to occur of (x) the later of (i) August 28, 2020 and (ii) only if such Non-Extending Bank extended the maturity of its commitments for one year pursuant to Section 2.6, such extended maturity date determined pursuant to such Section, and (b) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof.
“Unfunded Liabilities” means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans, and (ii) in the case of Multiemployer Plans, the withdrawal liability that would be incurred by the Controlled Group if all members of the Controlled Group completely withdrew from all Multiemployer Plans.
“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
1.2    Other Interpretive Provisions.
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (1)    The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(i)    Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.
(ii)    The term “including” is by way of example and not limitation.
(iii)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
1.3    References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, reforming or interpreting such Law.

ARTICLE II
THE FACILITY

2.1    The Facility.
From the Effective Date until the Termination Date, each Bank severally agrees to make Ratable Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding, the amount of its Commitment.
(i)    Each Bank may, in its sole discretion and not subject to the amount of its Commitment, make bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.3.
(ii)    In no event may the aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) exceed the Commitments.
(iii)    Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow within the limits of each Bank’s Commitment at any time prior to the Termination Date.
2.2    Ratable Advances.
2.2.1    General. Each Ratable Advance hereunder shall consist of borrowings made from the several Banks ratably in proportion to the amounts of their respective Commitments. For so long as any Competitive Bid Advances are outstanding, the aggregate outstanding amount of Competitive Bid Advances shall reduce each Bank’s Commitment ratably in the proportion such Bank’s Commitment bears to the Commitments regardless of which Bank or Banks make such Competitive Bid Advances. No Bank shall be obligated to make a Loan hereunder if the aggregate principal amount of such Bank’s Ratable Loans outstanding would exceed its Commitment. Upon the request of any Bank made through the Administrative Agent, the Borrower shall execute and deliver to such Bank (through the Administrative Agent) a Ratable Note, which shall evidence such Bank’s Ratable Advances.
2.2.2    Ratable Advance Rate Options. The Ratable Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3, and as converted or continued in accordance with Section 2.2.4; provided, that no Advance may mature after the Termination Date.
2.2.3    Method of Selecting Rate Options and Interest Periods for Ratable Advances. The Borrower shall select the Rate Option and, if applicable, Interest Period applicable to each Ratable Advance from time to time. The Borrower shall give the Administrative Agent irrevocable notice appropriately completed and signed by a Responsible Officer, which shall be substantially in the form attached hereto as Exhibit F (a “Ratable Borrowing Notice”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) not later than 8:00 a.m. (San Francisco time) (a) on the Business Day of the Borrowing Date of each Floating Rate Advance, and (b) three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice shall specify:

(a)    the Borrowing Date, which shall be a Business Day, of such Ratable Advance;
(b)    the aggregate amount of such Ratable Advance;
(c)    the Rate Option selected for such Ratable Advance; and
(d)    in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date). If the Borrower fails to specify an Interest Period in a Ratable Borrowing Notice, then the Borrower shall be deemed to have specified an Interest Period of one month.
2.2.4    Conversion and Continuation Elections.
(a)    The Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Section 2.2.4(b): (i) elect, as of any Business Day, in the case of a Floating Rate Advance, or as of the last day of the applicable Interest Period, in the case of a Eurodollar Ratable Advance, to convert such Advance into an Advance bearing interest based on another Rate Option; or (ii) elect, as of the last day of the applicable Interest Period, to continue a Eurodollar Ratable Advance or Floating Rate Advance having an Interest Period expiring on such day; except, that during the existence of a Default or Unmatured Default, the Borrower may not elect to have any Advance converted into or continued as a Eurodollar Ratable Advance unless the Majority Banks consent thereto. All conversions and continuations of Advances shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.
(b)    The Borrower shall deliver a notice of conversion/continuation appropriately completed and signed by a Responsible Officer in the form attached hereto as Exhibit G (a “Notice of Conversion/Continuation”) or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) to be received by the Administrative Agent not later than 8:00 a.m. (San Francisco time) (i) on the Business Day preceding the Conversion/Continuation Date if the Advance is to be converted into or continued as a Floating Rate Advance, and (ii) three Business Days before the Conversion/Continuation Date if the Advance is to be converted into or continued as a Eurodollar Ratable Advance; specifying:
(i)    the Conversion/Continuation Date, which shall be a Business Day, of such Ratable Advance;
(ii)    the aggregate amount of such Ratable Advance to be converted or continued;
(iii)    the Rate Option for such Ratable Advance resulting from the conversion or continuation; and
(iv)    in the case of each Fixed Rate Advance, the Interest Period applicable thereto (which may not end after the Termination Date).
(c)    If upon the expiration of any Interest Period applicable to a Eurodollar Ratable Advance, the Borrower has failed to select timely a new Interest Period to be applicable to such Advance, or if any Default or Unmatured Default then exists, the Borrower shall be deemed to have elected to convert such Advance into a Floating Rate Advance effective as of the expiration date of such Interest Period.

2.3    Competitive Bid Advances.
2.3.1    Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including any limitations as to the maximum aggregate principal amount of all outstanding Advances), the Borrower may, as set forth in this Section 2.3, request the Banks, prior to the Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Bank may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Upon the request of any Bank made through the Administrative Agent, the Borrower shall execute and deliver to such Bank (through the Administrative Agent) a Competitive Bid Note, which shall evidence such Bank’s Competitive Bid Advances.
2.3.2    Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Administrative Agent by telecopy a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received no later than (i) 8:00 a.m. (San Francisco time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (ii) 8:00 a.m. (San Francisco time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:
(e)    the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;
(f)    the aggregate principal amount of such Competitive Bid Advance;
(g)    whether the Competitive Bid Quotes requested are to set forth a Eurodollar Bid Rate or an Absolute Rate, or both; and
(h)    the Interest Period applicable thereto (which may not end after the Termination Date).
The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or, in either case upon reasonable prior notice to the Banks, such other number of days as the Borrower and the Administrative Agent may agree) of any other Competitive Bid Quote Request. Each Competitive Bid Quote Request shall be in Dollars in a minimum amount of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof). A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit B hereto shall be rejected, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy.
2.3.3    Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Administrative Agent shall send to each of the Banks by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.
2.3.4    Submission and Contents of Competitive Bid Quotes.
(a)    Each Bank may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Administrative Agent by telecopy at the Administrative Agent’s Office not later than (a) 9:00 a.m. (San Francisco time) at least three Business

Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Borrower and the Administrative Agent may agree); provided, that Competitive Bid Quotes submitted by Bank of America may only be submitted if Bank of America notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Banks. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.
(b)    Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:
(i)    the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,
(ii)    the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount may be greater than, less than or equal to the Commitment, of the quoting Bank, (2) must be at least $5,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,
(iii)    in the case of a Eurodollar Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan,
(iv)    the minimum or maximum amount, if any, of the Competitive Bid Loan which may be accepted by the Borrower,
(v)    in the case of an Absolute Rate Auction, the Absolute Rate offered for each such Competitive Bid Loan, and
(vi)    the identity of the quoting Bank.
(c)    The Administrative Agent shall reject any Competitive Bid Quote that:
(i)    is not substantially in the form of Exhibit D hereto or does not specify all of the information required by Section 2.3.4(b);
(ii)    contains qualifying, conditional or similar language, other than any such language contained in Exhibit D hereto;
(iii)    proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or
(iv)    arrives after the time set forth in Section 2.3.4(a).
If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(c), then the Administrative Agent shall notify the relevant Bank of such rejection as soon as practical.
2.3.5    Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Bank that is in accordance with Section 2.3.4, and (ii) of any Competitive Bid Quote that is in accordance with Section 2.3.4 and amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request.

Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent’s notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.
2.3.6    Acceptance and Notice by Borrower. Not later than (i) 10:00 a.m. (San Francisco time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction, or (ii) 10:00 a.m. (San Francisco time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Borrower and the Administrative Agent may agree), the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Administrative Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a “Competitive Bid Borrowing Notice”) shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(b)(iv)); provided, that:
(a)    the aggregate principal amount of each Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;
(b)    acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be; and
(c)    the Borrower may not accept any offer that is described in Section 2.3.4(c) or that otherwise fails to comply with the requirements of this Agreement for the purpose of obtaining a Competitive Bid Loan under this Agreement.
2.3.7    Allocation by Administrative Agent. If offers are made by two or more Banks with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Bank shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Bank has indicated that it is willing to accept. Allocations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall promptly, but in any event on the same Business Day, notify each Bank of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Bank.
2.4    Fees.
2.4.1    Arrangement, Structuring and Agency Fees. The Borrower shall pay such arrangement, structuring and agency fees to Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent in the amounts and at the times specified in the letter agreement, dated August 11, 2015, among the Borrower, Bank of America and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Bank of America Fee Letter”), and to Citigroup Global Markets Inc. in the amounts and at the times specified in the letter agreement, dated August 11, 2015, between the Borrower and Citigroup Global Markets Inc. (together with the Bank of America Fee Letter, collectively, the “Fee Letters”). Except as set forth in the Bank of America Fee Letter, such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

2.4.2    Administration Fee. The Borrower hereby agrees to pay to the Administrative Agent an administration fee for Competitive Bid Quote Requests in such amounts as are from time to time agreed upon by the Borrower and the Administrative Agent.
2.4.3    Facility Fee.
(d)    Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Bank in accordance with its pro rata share of the Commitments, a facility fee equal to the Applicable Facility Fee Rate times the actual daily amount of the Commitments, regardless of usage (without giving effect to any reduction in Commitments due to outstanding Competitive Bid Loans), subject to adjustment as provided in Section 2.8. The facility fee shall accrue at all times from the Effective Date until the Termination Date and shall be due and payable quarterly in arrears on each Payment Date, commencing with the first Payment Date to occur after the Effective Date, and on the Termination Date.
(e)    Calculation of Facility Fee. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Facility Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Facility Fee Rate separately for each period during such quarter that such Applicable Facility Fee Rate was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.
2.4.4    Banks’ Participation Fee. On the Effective Date, the Borrower shall pay to Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the account of the Banks in accordance with their respective pro rata shares, a participation fee in an amount set forth in the Bank of America Fee Letter. Such participation fees are for the credit facility committed to by the Banks under this Agreement and are fully earned on the date paid. The participation fee paid to each Bank is solely for its own account and is nonrefundable for any reason whatsoever.
2.4.5    Computation of Fees. Computation of all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.
2.5    General Facility Terms.
2.5.1    Method of Borrowing. Not later than 11:00 a.m. (San Francisco time) on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available to the Administrative Agent at the Administrative Agent’s Office. Unless otherwise instructed by the Borrower, the Administrative Agent shall deposit the funds so received from the Banks in the Borrower’s account at Bank of America’s main office in San Francisco.
2.5.2    Minimum Amount of Each Advance. Each Ratable Advance, and each conversion and continuation with respect to a Ratable Advance, shall be in the minimum amount of $10,000,000 (and in integral multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the aggregate amount of the unused Commitments.
2.5.3    Repayment. Except for optional payments pursuant to Section 2.5.4, (a) each Competitive Bid Advance shall be paid in full by the Borrower on the last day of the Interest Period applicable thereto, and (b) each Ratable Advance shall be paid in full by the Borrower on the last day of the Interest Period applicable thereto, unless such Ratable Advance is converted or continued in accordance with Section 2.2.4; but in any event all Advances shall be paid in full on the Termination Date.
2.5.4    Optional Principal Payments. The Borrower may, upon notice to the Administrative Agent, from time to time pay all outstanding Ratable Advances, or, in a minimum aggregate amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), any portion of the outstanding Ratable Advances; provided, that such notice must be received by the Administrative Agent not later than 11:00 a.m. (San Francisco time) (i) three Business Days’ prior to any date of prepayment with respect to Eurodollar Ratable Advances and (ii) on the date of prepayment with respect to Floating Rate Advances. All such payments shall be made in immediately available funds to the Administrative Agent at the Administrative Agent’s Office by 11:00 a.m. (San Francisco time) on the date of payment. A Competitive Bid Advance may not be prepaid prior to the last day of its applicable Interest Period without the prior consent of the Bank which originally made such Loan, which consent may be given or withheld at the Bank’s sole and absolute discretion. Any prepayment of a Fixed Rate Advance prior to the end of an applicable Interest Period shall be subject to the indemnification provided in Section 3.4.
2.5.5    Interest Periods. Subject to the provisions of Section 2.5.6, each Advance shall bear interest (i) with respect to any Floating Rate Advance, on the outstanding principal amount from the applicable Borrowing Date until payment in full, and (ii) with respect to any other Advance, from the first day of the Interest Period applicable thereto to the earlier of (a) the last day of such Interest Period, or (b) the date of any earlier prepayment as permitted by Section 2.5.4, at the interest rate determined as applicable to such Advance, subject to the Borrower’s right to convert or continue Ratable Advances pursuant to Section 2.2.4. The Borrower shall not request a Fixed Rate Advance if, after giving effect to the requested Fixed Rate Advance, more than 20 separate Fixed Rate Advances would be outstanding.
2.5.6    Rate after Maturity.
(a)    Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Base Rate plus the Applicable Rate, if any, applicable to Floating Rate Loans plus 2% per annum to the fullest extent permitted by applicable Laws. In the case of a Eurodollar Ratable Advance or Eurodollar Bid Rate Advance not paid at maturity, whether by acceleration or otherwise, such Advance shall bear interest at a rate per annum equal to the interest rate (including any Applicable Rate) otherwise applicable to such Advance plus 2% per annum to the fullest extent permitted by applicable Laws.
(b)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Banks, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Base Rate plus the Applicable Rate, if any, applicable to Floating Rate Loans plus 2% per annum to the fullest extent permitted by applicable Laws.
(c)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
2.5.7    Interest Payment Dates; Interest Basis. Interest accrued on each (i) Floating Rate Advance shall be payable on each Payment Date and (ii) other Advance shall be payable on the last day of its applicable Interest Period, and on any date on which such Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three month interval during such Interest Period. Interest on all Floating Rate Advances (including Floating Rate Advances determined by reference to the Eurodollar Base Rate) calculated on the basis of the Base Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest on all other Advances shall be calculated for the actual number of days elapsed on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 11:00 a.m. (San Francisco time) at the place of payment. If any payment of principal or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.5.8    Method of Payment. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, without prejudice to Borrower’s right to later assert any counterclaim, defense, recoupment or setoff. Except as specifically provided in this Agreement and in the following sentence, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Banks to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. (San Francisco time) on the date when due and shall be applied (i) first, ratably among the Banks with respect to any principal and interest due in connection with Ratable Advances, (ii) second, after all amounts described in clause (i) have been satisfied, ratably among those Banks for whom any payment of principal and interest is due in connection with any Competitive Bid Advances, and (iii) third, after all amounts described in clauses (i) and (ii) have been satisfied, ratably to any other Obligations then due to the Banks. If such payment is received by the Administrative Agent by 11:00 a.m. (San Francisco time) such delivery to the Banks shall be made on the same day and if received thereafter shall be made on the next succeeding Business Day. The Administrative Agent is hereby authorized to charge the account of the Borrower held at Bank of America for each payment of principal, interest and fees owing by the Borrower as it becomes due hereunder.
2.5.9    Notes; Telephonic Notices; Designation of Borrower. Each Bank is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record shall not affect the Borrower’s Obligations under this Agreement or any Note. The Borrower hereby authorizes the Banks and the Administrative Agent to extend, continue and convert Advances, effect Rate Option selections and submit Competitive Bid Quotes based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an authorized officer or an officer, employee or agent of the Borrower designated by an authorized officer. The Borrower agrees to deliver promptly to the Administrative Agent a written or telecopy confirmation of each telephonic notice signed by an authorized officer. If the written or telecopy confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.
2.5.10    Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Bank of the contents of each Ratable Borrowing Notice, Notice of Conversion/Continuation (or automatic conversion pursuant to Section 2.2.4(c)), and payment notice received by it hereunder promptly and in any event (provided such items were timely received by the Administrative Agent from the Borrower) before the close of business on the same Business Day of receipt thereof (or, in the case of borrowing notices with respect to Floating Rate Advances, within one hour of receipt thereof). The Administrative Agent will notify each Bank of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Base Rate in respect of any outstanding Floating Rate Advance.
2.5.11    Non Receipt of Funds by the Administrative Agent. Unless the Borrower or any Bank has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Bank, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Bank, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)    if the Borrower failed to make such payment, each Bank shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Bank in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent in immediately available funds at the interest rate applicable to Floating Rate Loans; and
(ii)    if any Bank failed to make such payment, such Bank shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Bank pays such amount to the Administrative Agent, then such amount shall constitute such Bank’s Ratable Loan or Competitive Bid Loan, as the case may be, included in the applicable Advance. If such Bank does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Advance. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Bank as a result of any default by such Bank hereunder.
A notice of the Administrative Agent to any Bank or the Borrower with respect to any amount owing under this Section 2.5.11 shall be conclusive, absent manifest error.
2.5.12    Cancellation. The Borrower may, at any time after the Effective Date, upon not less than five Business Days’ prior written notice to the Administrative Agent, terminate or permanently reduce the Commitments in whole, or in a minimum aggregate amount of $10,000,000 (and in integral multiples of $1,000,000 in excess thereof); unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. All accrued commitment fees to, but not including, the effective date of any reduction or termination of Commitments shall be paid on the effective date of such reduction or termination. Once the Commitments are reduced in accordance with this Section, they may not be increased.
2.5.13    Lending Offices. Each Bank may from time to time, by written or telecopy notice to the Administrative Agent and the Borrower, change its Lending Office and for whose account Loan payments are to be made.
2.6    Extension of Termination Date.
2.6.1    Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Banks) signed by a Responsible Officer not later than 45 days prior to any anniversary hereof (each, a “Loan Anniversary”), request that each Bank extend such Bank’s Termination Date for an additional one year from the Termination Date then in effect hereunder (the “Existing Termination Date”); provided, that in no event shall the Termination Date be extended beyond August 28, 2022.
2.6.2    Bank Elections to Extend. Each Bank, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 10 Business Days after receipt of notice from the Administrative Agent of the Borrower’s request for an extension advise the Administrative Agent whether or not such Bank agrees to such extension and each Bank that determines not to so extend its Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Bank that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to so agree.
2.6.3    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower of each Bank’s determination under this Section no later than the date 30 days prior to the applicable Loan Anniversary (or, if such date is not a Business Day, on the next preceding Business Day).
2.6.4    Additional Banks. If (and only if) the Majority Banks have agreed to extend their Termination Date, the Borrower shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and add as “Banks” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Bank”) as provided in Section 3.7, each of which Additional Banks shall have entered into an Assignment and Assumption pursuant to which such Additional Bank shall, effective as of the Existing Termination Date, undertake a Commitment (and, if any such Additional Bank is already a Bank, its Commitment shall be in addition to such Bank’s Commitment hereunder on such date).
2.6.5    Minimum Extension Requirement. If (and only if) the Majority Banks have agreed so to extend their Termination Date immediately prior to the applicable Loan Anniversary, then, the Termination Date of each Extending Bank and of each Additional Bank shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such Termination Date as so extended shall be the next preceding Business Day) and, as of the Existing Termination Date, each Additional Bank shall become a “Bank” for all purposes of this Agreement.
2.6.6    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Termination Date pursuant to this Section shall not be effective with respect to any Bank unless:
(i)    no Unmatured Default or Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(ii)    the representations and warranties contained in this Agreement are true and correct in all material respects (except, if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies to any representation or warranty, such representation or warranty shall be true and correct in all respects) on and as of the date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iii)    since the date of the financial statements most recently delivered to the Administrative Agent in accordance with Section 6.1(a), no event, circumstance or development shall have occurred that constitutes, has had or could reasonably be expected to have a Material Adverse Effect; and
(iv)    on the Termination Date of each Non-Extending Bank, the Borrower shall repay to each such Non-Extending Bank any Loans at the time owing to it (and pay any additional amounts required pursuant to Section 3.4) and such Non-Extending Bank’s Commitments shall be terminated.

2.6.7    Updated Schedule 2. Promptly after each such extension, the Administrative Agent shall prepare and deliver to each remaining Bank an updated Schedule 2 to this Agreement, listing the Banks, Commitments and Commitment percentages after giving effect to such extension.
2.6.8    Conflicting Provisions. This Section shall supersede any provisions in Section 8.2 or 12.2 to the contrary.
2.7    Reserved.
2.8    Defaulting Banks.
2.8.1    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as that Bank is no longer a Defaulting Bank, to the extent permitted by applicable Law:
(d)    Waivers and Amendments. That Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.2.
(e)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 8.1 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Bank pursuant to Section 12.1), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Bank to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which that Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Bank to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; fifth, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Bank as a result of that Defaulting Bank’s breach of its obligations under this Agreement; and sixth, to that Defaulting Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Bank has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Bank. Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank pursuant to this Section 2.8.1(b) shall be deemed paid to and redirected by that Defaulting Bank, and each Bank irrevocably consents hereto.
(f)    Certain Fees. That Defaulting Bank shall be entitled to receive any facility fee pursuant to Section 2.4.3 for any period during which that Bank is a Defaulting Bank only to extent allocable to the Outstanding Amount of the Loans funded by it (and the Borrower shall not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Bank).
2.8.2    Defaulting Bank Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Bank should no longer be deemed to be a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Ratable Loans to be held on a pro rata basis by the Banks in accordance with their pro rata shares, whereupon that Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.
ARTICLE III
TAXES, CHANGE IN CIRCUMSTANCES

3.1    Taxes.
(d)    Any and all payments by the Borrower to each Bank or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. In addition, the Borrower agrees to pay all Other Taxes in accordance with applicable law.
(e)    If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to any Bank or the Administrative Agent, then:
(i)    If such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;
(ii)    the Borrower shall make such deductions and withholdings; and
(iii)    the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable Law.
(f)    The Borrower agrees to indemnify and hold harmless each Bank and the Administrative Agent for the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Bank or Administrative Agent or required to be withheld or deducted from a payment to such Bank or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority. Payment under this indemnification shall be made within 30 days after the date the Bank or the Administrative Agent makes written demand therefor.
(g)    Within 30 days after the date of any payment by the Borrower of Indemnified Taxes, the Borrower shall furnish to each Bank or the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to such Bank or the Administrative Agent.
(h)    Without limiting the provisions of subsection (a), (b) or (c) of this Section, each Bank shall, and does hereby, indemnify the Borrower and the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Administrative Agent) incurred by or asserted against the Borrower or the Administrative Agent by any Governmental

Authority as a result of the failure by such Bank to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Bank to the Borrower or the Administrative Agent pursuant to Section 3.1(g). Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.1(e). The Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within twenty (20) days after demand therefor, for any amount which a Bank for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to this Section 3.1(e).
(i)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1 (including by the payment of additional amounts pursuant to this Section 3.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(j)    Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.1(g)(i)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank. Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code:
(i)    any Bank that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(ii)    any Bank that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Foreign Bank”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (A) in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of IRS Form W-8ECI; (C) in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; (D) to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(iii)    any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(iv)    if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement and for purposes of this Section 3.1, the term “applicable law” shall include FATCA.
Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
3.2    Yield Protection. If, after the date hereof, because of the enactment of, or any change in, any Law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof (provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for

International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted or issued), which
(a)    imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank in respect of Fixed Rate Advances (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or
(b)    imposes any other condition the result of which is to increase the cost (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) to any Bank of making, funding or maintaining Fixed Rate Advances or reduces any amount receivable by any Bank in connection with loans, or requires any Bank to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, or
(c)    affects the amount of capital or liquidity required or expected to be maintained by any Bank or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement or its obligation to make Loans hereunder or of commitments of this type, then, within 15 days of demand by such Bank through the Administrative Agent, the Borrower shall pay such Bank that portion of such increased expense incurred (including, in the case of Section 3.2(c), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such law, rule, regulation, policy, guideline or directive and after taking into account such Bank’s policies as to capital or liquidity adequacy) or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment. Notwithstanding the foregoing, if a Bank fails to make a claim within 90 days after it becomes, or ought reasonably to have become, aware of any event giving rise to a claim under this Section 3.2, then such Bank shall be entitled to make any claim under this Section 3.2 only in respect of any amounts due under this Section 3.2 that are attributable to the period following the 90th day preceding the day upon which the Bank makes such claim.
3.3    Availability of Rate Options. If any Bank determines that maintenance of any of its Fixed Rate Loans, or Floating Rate Loans whose interest is determined by reference to the Eurodollar Base Rate, at a suitable Lending Office would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Bank shall so notify the Administrative Agent and the Administrative Agent shall suspend the availability of the affected Rate Option (and, if such notice asserts the illegality of such Bank making or maintaining Floating Rate Loans the interest rate on which is determined by reference to the Eurodollar Base Rate component of the Base Rate, the interest rate on which Floating Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Base Rate component of the Base Rate) and require any Fixed Rate Advances outstanding under the affected Rate Option to be repaid; or if any Bank determines that (i) deposits of a type or maturity appropriate to match fund Fixed Rate Advances or Floating Rate Advances whose interest is determined by reference to the Eurodollar Base Rate are not available, the Administrative Agent shall suspend the availability of the affected Rate Option with respect to any Fixed Rate Advances and the utilization of the Eurodollar Base Rate component in determining the Base Rate with respect to any Floating Rate Advances, in each case made after the date of any such determination, or (ii) a Rate Option does not accurately reflect the cost of making a Fixed Rate Advance at such Rate Option, such Bank shall so notify the Administrative Agent and then the Administrative Agent shall suspend the availability of the affected Rate Option with respect to any Fixed Rate Advances made after the date of any such determination.

3.4    Funding Indemnification. If any payment of a Fixed Rate Advance occurs, whether made by the Borrower or by a Bank or other assignee in connection with an assignment pursuant to Section 3.7, on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, automatic conversion or otherwise, or the Borrower requests a Fixed Rate Advance, or the continuation or conversion of an Advance as or to a Fixed Rate Advance, or the Borrower does not borrow, continue or convert such Fixed Rate Advance on the date specified by the Borrower except by reason of default by the Banks, the Borrower will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.
3.5    Regulation D Compensation. Each Bank may through the Administrative Agent request the Borrower to pay and upon such request the Borrower shall pay, contemporaneously with each payment of interest on the Borrower’s Eurodollar Ratable Loans, additional interest on such Loans at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the Eurodollar Base Rate divided by (B) one minus the Reserve Requirement with respect to Eurocurrency liabilities (as defined in Regulation D) over (ii) the Eurodollar Base Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Eurodollar Ratable Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after the giving of such notice, and (y) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on the Eurodollar Ratable Loans of the amount then due it under this Section.
3.6    Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Office with respect to its Fixed Rate Loans to reduce any liability of the Borrower to such Bank under Section 3.1 or 3.2 or to avoid the unavailability of a Rate Option under Section 3.3, so long as such designation is not prohibited by applicable legal and regulatory restrictions and not disadvantageous to such Bank as determined in its sole discretion. Each Bank shall deliver to the Borrower through the Administrative Agent a written statement of such Bank as to the amount due, if any, under Sections 3.1, 3.2 or 3.4, simultaneously with making a request for payment under said Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Bank determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate for such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The Obligations of the Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.
3.7    Removal of Banks. If (i) the obligation of any Bank to make or continue any Loans as, or convert Loans to, Eurodollar Ratable Loans has been suspended pursuant to Section 3.3, (ii) any Bank has demanded compensation under Section 3.1 or 3.2, or (iii) any Bank is a Defaulting Bank, the Borrower may elect to remove such Bank as a Bank hereunder or, at Borrower’s sole expense, to require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and the consents required by, Section 13.1), all of its interest, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations; provided, that (A) the Borrower notifies such Bank through the Administrative Agent of such election at least five Business Days before any date fixed for a borrowing, (B) (x) in the case of a removal, the Borrower promptly repays all outstanding Obligations to such removed Bank or (y) in the case of an assignment and delegation, such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and other Obligations payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) no Default or Unmatured Default exists. Upon receipt by the Administrative Agent of a notice of removal of a Bank in accordance herewith, the Commitment of such Bank shall terminate. Subject to Section 10.6(b), nothing in this Section 3.7 shall limit Borrower’s right to recover from a Defaulting Bank Borrower’s loss, liability, expense or damage caused by such Defaulting Bank’s failure to perform its funding obligations under this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT

4.1    Closing. Concurrently with the execution of this Agreement and prior to making the initial Advance, the Borrower will deliver to the Administrative Agent, with sufficient copies for the Banks, the following documents, in form and substance satisfactory to the Administrative Agent and the Banks:
(d)    Executed copies of this Agreement.
(e)    Competitive Bid Notes and Ratable Notes payable to the order of each of the Banks requesting Notes.
(f)    Copies, certified as of a date not more than one week prior to the Effective Date by a Responsible Officer of the Borrower, of its Board of Directors’ (or Executive Committee’s) resolutions authorizing execution of the Loan Documents.
(g)    An incumbency certificate, executed as of a date not more than one week prior to the Effective Date by a Responsible Officer of the Borrower which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Banks shall be entitled to rely until informed of any change in writing by the Borrower.
(h)    A written opinion of the Borrower’s in-house counsel, addressed to the Administrative Agent and the Banks in substantially the form of Exhibit E hereto (which opinion the Borrower hereby expressly instructs such counsel to prepare and deliver to the Administrative Agent and the Banks for their benefit).
(i)    One copy of the Articles of Incorporation (or comparable document) of the Borrower, together with all amendments, certified as of a recent date by the appropriate governmental officer in the State of Oregon.
(j)    A copy, certified by a Responsible Officer of the Borrower, of its Bylaws.
(k)    A certificate, signed by the Treasurer of the Borrower, stating that (x) on the Effective Date no Default or Unmatured Default has occurred and is continuing, (y) there has not occurred a material adverse change since May 31, 2015 in the business, assets, liabilities, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date and (z) there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of the Borrower’s officers, threatened against the Borrower which could reasonably be expected to materially adversely affect the business, properties, financial condition, prospects or results of operations of the Borrower and its Subsidiaries, taken as a whole, or the Borrower’s ability to perform its obligations under the Loan Documents.
(l)    Evidence satisfactory to the Administrative Agent that the Existing Credit Agreement has been, or concurrently with the effectiveness of this Agreement will be, terminated and no loans or other amounts are outstanding thereunder and all liens securing obligations thereunder, if any, have been or concurrently with the effectiveness of this Agreement will be, released.
(m)    Such other documents as any Bank or its counsel may have reasonably requested prior to execution of the Agreement.
(n)    Any fees required to be paid on or before the Effective Date shall have been paid.
4.2    Each Advance. The Banks shall not be required to make any Advance, unless on the applicable Borrowing Date:
(g)    No Default or Unmatured Default has occurred and is continuing, or would result from such proposed Advance.
(h)    The representations and warranties contained in Article V are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case those representations and warranties are true and correct in all respects), as of such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement and except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct on such date.
(i)    The Administrative Agent shall have received a Ratable Borrowing Notice in accordance with the requirements hereof and/or such other requests and documentation required under Section 2.3, if applicable.
Each Ratable Borrowing Notice or Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Banks that:
5.1    Corporate Existence. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Oregon and is duly qualified and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.
5.2    Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its Obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its Obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding Obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
5.3    No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any Law, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower’s or any Subsidiary’s articles of incorporation or bylaws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.
5.4    Financial Statements. The May 31, 2015 consolidated financial statements of the Borrower and Subsidiaries heretofore delivered to the Banks were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and the Subsidiaries at such date and the consolidated results of their operations for the period then ended.
5.5    Taxes. The Borrower and the Subsidiaries have filed all United States federal and state income tax returns and all other material United States, state and foreign tax returns which are required to be filed and have paid all taxes shown on such filed returns and all other material taxes or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The United States income tax returns of the Borrower and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended May 31, 2011. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of any taxes or other governmental charges are adequate.
5.6    ERISA. There are no material Unfunded Liabilities. Each Plan complies in all material respects with all applicable requirements of Law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.
5.7    Accuracy of Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Administrative Agent or to any Bank in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
5.8    Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties where failure to comply could reasonably be expected to have a Material Adverse Effect.
5.9    Environmental and Safety and Health Matters. To the best of the knowledge of the Borrower, the Borrower and each Subsidiary are in compliance with all Environmental Laws and Occupational and Health Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations hereunder. Neither the Borrower nor any Subsidiary has received notice of any claims that any of them is not in compliance in all material respects with the Environmental Laws where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its Obligations.
5.10    OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets

and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.
5.11    Anti-Corruption Laws. The Borrower and its Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and will maintain policies and procedures designed to promote and achieve material compliance with such laws. Neither the Borrower nor, to the knowledge of the Borrower, any director, officer, agent, employee, Subsidiary, Affiliate of the Borrower or other person acting on behalf of the Borrower or Subsidiary has taken any action that Borrower would reasonably expect to result in a violation of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 and the United States Foreign Corrupt Practices Act of 1977.
5.12    Margin Regulations; Investment Company Act. (a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations U and X), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Advance, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.11 or Section 6.12 or subject to any restriction contained in any agreement or instrument between the Borrower and any Bank or any Affiliate of any Bank relating to Indebtedness and within the scope of Section 7.4 will be margin stock (within the meaning of Regulations U and X).
(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
ARTICLE VI
COVENANTS

During the term of this Agreement, unless the Majority Banks shall otherwise consent in writing:
6.1    Financial Reporting. The Borrower will maintain, for itself and each Material Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Administrative Agent with sufficient copies for each Bank:
(a)    Within 100 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Banks, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.
(b)    Within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, a consolidated unaudited balance sheet as at the close of such period, and a consolidated profit and loss statement and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.
(c)    Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit H (each, a “Compliance Certificate”) hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists or, if any Default or Unmatured Default exists, stating the nature and status thereof.

(d)    Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.
(e)    Promptly upon the filing thereof, copies of all S 1’s, 10 Ks and 10 Qs (and any substitute which may hereafter be required) which the Borrower or any Material Subsidiary files with the Securities and Exchange Commission.
(f)    Promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.
(g)    Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to clauses (a), (b), (d) and (e) of this Section 6.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address at www.nikebiz.com; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency, SyndTrak or another relevant website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Bank that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Bank of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(c) to the Administrative Agent and each of the Banks. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks may be “public-side” Banks (i.e. Banks that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Bank”). The Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers and the Banks to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information (as defined in Section 10.12), they shall be treated as set forth in such Section 10.12); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (iv) the Administrative Agent and each Joint Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated

“Public Investor”. Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”.
6.2    Use of Proceeds. The Borrower will, and the Borrower will cause each Subsidiary to, use the proceeds of the Advances for working capital purposes and general corporate purposes. The Borrower will not, nor will the Borrower permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulations U and X) or to extend credit to any person to purchase or carry any margin stock, or extend credit to any person for any of the aforesaid purposes.
6.3    Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Administrative Agent and Banks of (a) the occurrence of any Default or Unmatured Default, (b) any other development, financial, legal or otherwise, which the Borrower reasonably expects will have a Material Adverse Effect or would materially adversely affect the ability of the Borrower to repay the Obligations, and (c) receipt of any notice that the operations of the Borrower or any Subsidiary are not in compliance with requirements of any applicable Environmental Law or any Occupational Safety and Health Law where failure to comply would reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its Obligations hereunder, or receipt of notice that any properties or assets of the Borrower or any Subsidiary are subject to an Environmental Lien securing obligations in excess of $50,000,000. As used herein, “Environmental Lien” means a Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a spillage, disposal or release into the environment of any hazardous or toxic substance.
6.4    Preservation of Existence; Conduct of Business. The Borrower will, and will cause each Material Subsidiary to, do all things necessary to remain validly existing in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, that the Borrower may liquidate or dissolve certain Subsidiaries based on tax restructurings; provided, further, that the Borrower may liquidate, merge out of existence or dissolve any Subsidiary into the Borrower or any other Subsidiary; provided, however, that a Material Subsidiary may not liquidate or dissolve into a Subsidiary that is not a Material Subsidiary. The Borrower will not, and will not permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof or such other lines of business as are reasonably related thereto.
6.5    Taxes. The Borrower will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.
6.6    Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance, or a program of self-insurance, on all their property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Administrative Agent upon any Bank’s request full information as to the insurance carried.
6.7    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject where noncompliance could reasonably be expected to have a Material Adverse Effect.
6.8    Maintenance of Properties; Trademarks and Franchises. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where failure to so maintain would not reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary own, are licensed or otherwise have the lawful right to use, and will continue to own, be licensed or have the lawful right to use, all permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of their businesses as currently conducted, except where failure to so own would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the use of such permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how and processes by the Borrower and each of its Subsidiaries does not infringe on the rights of any Person.
6.9    Inspection. Subject to Section 10.11 hereof and upon reasonable notice, the Borrower will, and will cause each Material Subsidiary to, permit the Administrative Agent or any Bank, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Borrower and each Material Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Material Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Material Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Bank may designate; provided, that unless an Event of Default exists, the inspections are not to be more frequent than once a year.
6.10    Merger. The Borrower will not, nor will it permit any Material Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Material Subsidiary may merge or consolidate with the Borrower or another Material Subsidiary; provided, that in connection with any merger or consolidation involving the Borrower, the Borrower is the surviving entity, and (b) the Borrower or a Material Subsidiary may merge or consolidate with any other Person; provided, that the Borrower or such Material Subsidiary, as applicable, is the surviving entity.
6.11    Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of all or any of its property, assets or business to any other Person except (i) sales of inventory in the ordinary course of business, and (ii) any other disposals of assets (including sale and leasebacks but excluding the sale and leaseback of the Borrower’s headquarters in Beaverton, Oregon) so long as the aggregate book value of the assets so disposed by the Borrower and its Subsidiaries in any period of twelve consecutive months, commencing on or after the date hereof, does not exceed 20% of the aggregate book value of the assets of the Borrower and its Subsidiaries, taken as a whole (“Substantial Portion”), as of the end of the fiscal quarter immediately preceding the date of calculation.
6.12    Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Borrower or any Subsidiary, except:
(a)    Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.
(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due.
(c)    Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
(d)    Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries.

(e)    Liens existing on the date hereof and described in Schedule 1 hereto.
(f)    Liens incurred in connection with the purchase by the Borrower or a Subsidiary of tangible assets (excluding inventory) provided the Indebtedness secured thereby does not exceed the purchase price of such asset, plus any related interest and fees and the Lien attaches only to the asset so purchased.
(g)    Liens incurred in connection with the acquisition of real estate and construction of buildings for or on behalf of the Borrower or a Subsidiary; provided, that:
(i)    the Indebtedness secured by such Lien does not exceed the cost of such construction, plus any related interest and fees, and
(ii)    the aggregate book value of all real estate and buildings subject to Liens permitted by this subparagraph (g), does not exceed 20% of the Borrower’s net worth at the time of determination.
(h)    Liens representing eligible collateral posted by the Borrower or any of its Subsidiaries pursuant to any Swap Contract.
(i)    Liens not otherwise permitted hereunder, on property other than accounts receivable and inventory; provided, that the aggregate amount of Indebtedness secured thereby (other than those referred to in (a) through (h) above) shall not at any one time exceed $200,000,000 or its Dollar equivalent at such time in other currencies.
(j)    Liens filed in connection with the construction of, and additions to, (i) the Borrower’s headquarters in Beaverton, Oregon or (ii) the corporate headquarters Shanghai, China of the Borrower’s Subsidiary, in each case in an aggregate amount which do not reflect obligations of the Borrower or such Subsidiary, as the case may be, in excess of $100,000,000.
6.13    Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms not materially less favorable to the Borrower than the Borrower or such Subsidiary would obtain in a comparable arm’s length transaction.
6.14    Capitalization Ratio. The Borrower will not as of the end of any fiscal quarter from and after the Effective Date permit the Capitalization Ratio to exceed 0.60 to 1.00.
6.15    Notice of Rating Change. The Borrower shall, no later than ten (10) Business Days after the chief executive officer, the president, any corporate vice president or the treasurer of the Borrower obtains knowledge of any such change, give notice to the Administrative Agent (by telephone, followed promptly by written notice transmitted by facsimile with a hard copy sent promptly thereafter) of any change in rating by any Rating Agency in respect of the Borrower’s long-term, senior unsecured, non-credit-enhanced debt, together with the details thereof, and of any announcement by any Rating Agency that its rating in respect of such senior unsecured long-term debt is “under review” or that any such debt rating has been placed on a “CreditWatch List”® or “watch list” or that any similar action has been taken by such Rating Agency.
6.16    Sanctions. Directly or indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.
6.17    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.

ARTICLE VII
DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:
(1)    Any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary to the Banks or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.
(1)    Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other Obligations under any of the Loan Documents within five days after the same becomes due.
(1)    The breach by the Borrower of any of the terms or provisions of Section 6.3(a), 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16 or 6.17. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or the preceding sentence of this Section 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent or any Bank.
(1)    Failure of the Borrower or any Subsidiary to pay any Indebtedness in an aggregate principal amount in excess of $100,000,000 within 30 days after the Borrower knows or ought reasonably to have known, that such Indebtedness was due; or the default by the Borrower or any Subsidiary in the performance of any term, provision or condition contained in any agreement under any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any Material Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
(1)    The Borrower or any Material Subsidiary shall (i) have an order for relief entered with respect to it under any Debtor Relief Law as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under any Debtor Relief Law as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Debtor Relief Law or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.5, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.6.

(1)    Without the application, approval or consent of the Borrower or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of its property, or a proceeding described in Section 7.5(iv) shall be instituted against the Borrower or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
(1)    Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any Substantial Portion of the property of the Borrower or any Material Subsidiary.
(1)    The Borrower or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge, one or more judgments or orders for the payment of money in excess of $100,000,000 in the aggregate, which are not stayed on appeal or otherwise being appropriately contested in good faith. Any Liens arising out of such judgments or orders are subject to the provisions of Section 6.12(i).
(1)    Any Reportable Event shall occur in connection with any Plan or any material Unfunded Liabilities shall exist.
(1)    Any Change in Control shall occur.
ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1    Acceleration. If any Default described in Section 7.5 or 7.6 occurs, the obligations of the Banks to make Loans to the Borrower hereunder shall automatically terminate and the Obligations of the Borrower shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default occurs, the Majority Banks may terminate the Commitments of the Banks, or declare the Obligations of the Borrower to be due and payable, or both, whereupon such Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.
If, within 14 days after acceleration of the maturity of the Obligations or termination of the Commitments of the Banks as a result of any Default (other than any Default as described in Section 7.5, 7.6, 7.7 or 7.10) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Majority Banks (in their sole discretion) shall so direct the Administrative Agent to, and the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.
8.2    Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Majority Banks and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(o)    waive any condition set forth in Section 4.1 without the written consent of each Bank;
(p)    extend or increase the Commitment of any Bank (except reinstatement of any Commitment in accordance with Section 8.1) without the written consent of such Bank;

(q)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;
(r)    reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin or Applicable Facility Fee Rate, as the case may be, that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Bank directly affected thereby;
(s)    change Section 2.5.8 or Section 12.2 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Bank; or
(t)    change any provision of this Section or the definition of “Majority Banks” or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank;
provided, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and provided, further, that the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank.
8.3    Preservation of Rights. No delay or omission of the Banks or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks and the Administrative Agent required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Banks until the Obligations have been paid in full.
ARTICLE IX
NOTICES

9.1    Giving Notice. Except as otherwise permitted by Section 2.5.9 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified mail, return receipt requested and properly addressed with postage prepaid, shall be deemed given when received and receipt confirmed; any notice, if transmitted by facsimile, shall be deemed given when legibly transmitted and receipt confirmed.
9.2    Change of Address. The Borrower, the Administrative Agent and any Bank may each change the address for notices by a notice in writing, in the case of the Borrower or the Administrative Agent, to the other parties hereto and, in the case of any Bank, to the Borrower and the Administrative Agent.

ARTICLE X
GENERAL PROVISIONS

10.1    Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Bank, regardless of any investigation made by the Administrative Agent or any Bank or on their behalf and notwithstanding that the Administrative Agent or any Bank may have had notice or knowledge of any Default or Unmatured Default at the time of any Loan or Commitment, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.
10.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
10.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
10.4    Entire Agreement. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.5    Several Obligations. The obligations of the Banks hereunder to make Ratable Loans are several and not joint. No Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.
10.6    Expenses; Indemnification.
(a)    The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification requested by the Borrower of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated); provided that all costs and expenses incurred in connection with any amendment, waiver, consent or other modification requested by the Administrative Agent or a Bank of the provisions of this Agreement and the other Loan Documents shall be paid by the Administrative Agent or such Bank (including, without limitation, the costs and expenses incurred by the Borrower) (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Bank for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Bank. All amounts due under this Section 10.6 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.
(b)    Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Administrative Agent-Related Person, each Bank and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, subject to Oregon Revised Statutes § 20.096. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, electronic telecommunications, or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any special, indirect, consequential or punitive damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.6 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.6(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
10.7    Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks.

10.8    Accounting.
(k)    Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. The Borrower will not make any change in its fiscal year or in the Agreement Accounting Principles.
(l)    If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.
10.9    Severability of Provisions. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Banks shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.10    Nonliability of Banks. The relationship between the Borrower and the Banks and the Administrative Agent with respect to this Agreement shall be solely that of borrower and lender. Neither the Administrative Agent nor any Bank shall have any fiduciary responsibilities to the Borrower with respect to this Agreement. Neither the Administrative Agent nor any Bank undertakes under this Agreement any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.
10.11    Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below); except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors who are involved with the lending facility contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority (including any bank examiner or self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Bank pursuant to Section 2.6 or (ii) any actual or prospective counterparty (or its professional advisor) to any swap or derivative transaction relating to the Borrower and its obligations; (g) with the consent of the Borrower; (h) to any Central Bank or Federal Reserve Bank, (i) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided, that in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
10.12    CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF OREGON BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
10.13    CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OREGON STATE COURT SITTING IN PORTLAND, OREGON IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.
10.14    WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
10.15    OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE. THE TERM “US” MEANS THE ADMINISTRATIVE AGENT AND THE BANKS.
10.16    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.
10.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) constitute arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and other agents party hereto, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each of the other agents party hereto is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other agent party hereto has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any other agent party hereto has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor any other agent party hereto has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the other agents party hereto and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any such other agent has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) each of the Administrative Agent and the other agents party hereto has not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each other agent party hereto with respect to any breach or alleged breach of agency or fiduciary duty.
10.18    USA PATRIOT Act Notice. Each Bank that is subject hereto and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Borrower in accordance with such Act.
10.19    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swingline Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

ARTICLE XI
THE ADMINISTRATIVE AGENT

11.1    Appointment and Authorization of Administrative Agent. Each Bank hereby irrevocably, subject to Section 11.9, appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
11.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
11.3    Liability of Administrative Agent. No Administrative Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Bank or participant for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Bank or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of its Subsidiaries or Affiliates thereof.
11.4    Reliance by Administrative Agent.
(a)    The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The

Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (or such greater number of Banks as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.
(b)    For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.
11.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.
11.6    Credit Decision; Disclosure of Information by Administrative Agent. Each Bank acknowledges that no Administrative Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower and its Subsidiaries or Affiliates thereof, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Bank as to any matter, including whether Administrative Agent-Related Persons have disclosed material information in their possession. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Bank also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Administrative Agent-Related Person.
11.7    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand each Administrative Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Administrative Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Bank shall be liable for the payment to any Administrative Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
11.8    Administrative Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Bank” and “Banks” include Bank of America in its individual capacity.
11.9    Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days’ notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of a Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XI and Section 10.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.
11.10    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Administrative Agent and their respective agents and counsel, and all other amounts due the Banks and the Administrative Agent under Sections 2.4 and 10.6 allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.4 and 10.6.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.
11.11    Other Agents; Joint Lead Arrangers. None of the Persons identified in this Agreement as a “Syndication Agent,” “Co-Documentation Agent” or “Joint Lead Arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Persons so identified shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
ARTICLE XII
SETOFF; RATABLE PAYMENTS

12.1    Setoff. In addition to any rights and remedies of the Banks provided by law, if the Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, each Bank is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured; provided that, in the event that any Defaulting Bank shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.8 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Banks, and (b) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. Each Bank agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

12.2    Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Bank (except as specifically contemplated by the terms of this Agreement), such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. Nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than the Obligations. The provisions of this Section shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds from the existence of a Defaulting Bank).
ARTICLE XIII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section or (ii) by way of participation in accordance with the provisions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Any Bank may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions: (i) (A) in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank, no minimum amount need be assigned and (B) in any case not described in subsection (b)(i)(A) of this Section the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights and obligations in respect of Competitive Bid Loans; (iii) no consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed shall be required if such assignment is to a Person that is not a Bank, an Affiliate of a Bank or an Approved Fund with respect to a Bank; (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment (the assignee, if it is not a Bank, shall deliver to the Administrative Agent a completed administrative questionnaire in a form supplied by the Administrative Agent); (v) no such assignment shall be made to the Borrower or any of Borrower’s Affiliates or Subsidiaries; (vi) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (vi); and (vii) no such assignment shall be made to a natural person. In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable Law without compliance with the provisions of the foregoing sentence, then the assignee of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder, if not already a party hereto, shall become a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 10.6 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Bank of a participation in accordance with subsection (d) of this Section.
(c)    The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Defaulting Bank. The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Any Bank may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Bank or the Borrower or any of the Borrower’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.2 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.4, and shall be bound by the obligations set forth in Section 3.6, to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Bank, provided such Participant agrees to be subject to Section 12.2 as though it were a Bank.
(e)    A Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.4 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 3.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.1(g) as though it were a Bank.
(f)    Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(g)    Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank with jurisdiction over such Bank; provided, that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.
(h)    As used herein, the following terms have the following meanings:
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.1(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.1(b)(iii)).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
NIKE, INC.
By:
Name:
Title:
Address for notices:
NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
Attention: Treasurer
Facsimile: 503-532-2637
With a copy to:
NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
Attention: General Counsel
Facsimile: 503-646-6926

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

BANK OF AMERICA, N.A.,
as Administrative Agent
By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

BANK OF AMERICA, N.A.,
as a Bank
By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

CITIBANK, N.A.,
as Syndication Agent and as a Bank
By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as Co-Documentation Agent and as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

HSBC BANK USA, N.A., as
Co-Documentation Agent and as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

JPMORGAN CHASE BANK, N.A., as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

GOLDMAN SACHS BANK USA, as
a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

ROYAL BANK OF CANADA, as
a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

THE NORTHERN TRUST COMPANY, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

ING BANK N.V. DUBLIN BRANCH, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

BANK OF CHINA, NEW YORK BRANCH, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

BARCLAYS BANK PLC, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

SANTANDER BANK, N.A., as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

STANDARD CHARTERED BANK, as a Bank

By:
Name:
Title:

CREDIT AGREEMENT
(NIKE, Inc.)
Signature Page

EXHIBIT A-1

NOTE
(Ratable Loans)
________________, 201____
NIKE, INC., an Oregon corporation (the “Borrower”), promises to pay to the order of _______________ or registered assigns (the “Bank”) the aggregate unpaid principal amount of all Ratable Loans made by the Bank to the Borrower pursuant to Section 2.2 of the Credit Agreement (as the same may be amended or modified, the “Agreement”) hereinafter referred to, in immediately available funds at the Administrative Agent’s Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay each of these respective Ratable Loans in full in accordance with the Agreement. All Ratable Loans not sooner repaid shall be paid in full on the Termination Date.
The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Ratable Loan made by it and the date and amount of each principal payment hereunder; provided, however, that any failure to so record shall not affect the Borrower’s Obligations under this Note.
This Note is one of the Ratable Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of August 28, 2015, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING WITH EXPRESS CONSIDERATION AND SIGNED BY US TO BE ENFORCEABLE. THE TERM “US” MEANS THE BANK.
NIKE, INC.
By:
Name:
Title:

A-1-1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE (RATABLE LOANS) OF NIKE, INC.

Date	Borrower	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

A-1-2

EXHIBIT A-2

NOTE
(Competitive Bid Loans)

________________, 201____

NIKE, INC., an Oregon corporation (the “Borrower”), promises to pay, on or before the Termination Date, to the order of (the “Bank”) the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Borrower pursuant to Section 2.3 of the Credit Agreement hereinafter referred to (as the same may be amended or modified, the “Agreement”), in lawful money of the United States in immediately available funds at the Administrative Agent’s Office or as otherwise directed by the Administrative Agent pursuant to the terms of the Agreement, together with interest, in like money and funds, on the unpaid principal amount hereof at the rates and on the dates determined in accordance with the Agreement. The Borrower shall pay each of the Competitive Bid Loans in full on the last day of such Competitive Bid Loan’s applicable Interest Period.
The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Competitive Bid Loan made by it and the date and amount of each principal payment hereunder, provided, however, that any failure to so record shall not affect the Borrower’s Obligations under this Note.
This Note is one of the Competitive Bid Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of August 28, 2015, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto, including the Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING WITH EXPRESS CONSIDERATION AND SIGNED BY US TO BE ENFORCEABLE. THE TERM “US” MEANS THE BANK.
NIKE, INC.
By:
Name:
Title:

A-2-1

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE (COMPETITIVE BID LOANS) OF NIKE, INC.

Date	Borrower	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

A-2-2

EXHIBIT B

COMPETITIVE BID QUOTE REQUEST
(Section 2.3.2)

________________, 201____

To:	Bank of America, N.A.,
as Administrative Agent (the “Administrative Agent”)
From:    NIKE, Inc. (“Borrower”)

Re:
Credit Agreement (as extended, renewed, amended or restated from time to time, the “Agreement”) dated as of August 28, 2015, among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks and other Persons party thereto

Borrower hereby gives notice pursuant to Section 2.3.2 of the Agreement that it requests Competitive Bid Quotes offering to make Competitive Bid Loans as follows:
Borrowing Date: ________________, 201____
Principal Amount    Interest Period
$____________            ____________
Such Competitive Bid Quotes should offer [a Eurodollar Bid Rate] [an Absolute Rate].
Upon acceptance by the undersigned of any or all of the Competitive Bid Advances offered by Banks in response to this request, the undersigned shall be deemed to affirm as of such date the representations and warranties made in the Agreement to the extent specified in Article IV thereof. Capitalized terms used herein have the meanings assigned to them in the Agreement.

NIKE, INC.

By:
Name:
Title:

B-1

EXHIBIT C

INVITATION FOR COMPETITIVE BID QUOTES
(Section 2.3.3)

________________, 201____
To:    [Name of Bank]

Re:	Invitation for Competitive Bid Quotes to
NIKE, Inc. (the “Borrower”)

Pursuant to Section 2.3.3 of the Credit Agreement dated as of August 28, 2015, (as extended, renewed, amended or restated from time to time, the “Agreement”) among the Borrower, the Banks and other Persons party thereto, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes offering to make Competitive Bid Loans to the Borrower as follows:
Borrowing Date: ________________, 201____
Principal Amount        Interest Period
$____________        ____________
    Such Competitive Bid Quotes should offer [a Competitive Bid Margin] [an Absolute Rate]. Your Competitive Bid Quote must comply with Section 2.3.4 of the Agreement and the foregoing terms on which the Competitive Bid Quote Request was made. Capitalized terms used herein have the meanings assigned to them in the Agreement.
Please respond to this invitation by no later than 9:00 a.m. San Francisco time on ________________, 201____.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Authorized Officer

C-1

EXHIBIT D

COMPETITIVE BID QUOTE
(Section 2.3.4)

________________, 201____

To:	Bank of America, N.A., as Administrative Agent
Attn: _______________

Re:	Competitive Bid Quote to NIKE, Inc. (the “Borrower”)

In response to your invitation on behalf of the Borrower dated ___________, 201__, we hereby make the following Competitive Bid quote pursuant to Section 2.3.4 of the Credit Agreement hereinafter referred to and on the following terms:

1.	Quoting Bank: _______________

2.	Person to contact at Quoting Bank: _______________

3.	Borrowing Date: ________________, 201____[1]

4.	We hereby offer to make Competitive Bid Loans in the following principal amounts, for the following Interest Periods and at the following rates:

Principal Amount[2]	Interest Period[3]	[Competitive Bid Margin4]	[Absolute Rate5]	Minimum or Maximum Amount[6]
$

1    As specified in the related Invitation.

[2]	Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for at least $5,000,000 and an integral multiple of $1,000,000.

[3]	One, two, three or six months or at least 14 and up to 180 days, as specified in the related Invitation. The Interest Period may not end after the Termination Date.

[4]
Competitive Bid Margin over or under the Eurodollar Base Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/1000 of 1%) and specify whether “PLUS” or “MINUS.”

5    Specify rate of interest per annum (rounded to the nearest 1/1000 of 1%).
6    Specify minimum or maximum amount which the Borrower may accept (see Section 2.3.4(b)(iv)).

D-1

We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, dated as of August 28, 2015 (as extended, renewed, amended or restated from time to time), among the Borrower, the Banks and other Persons listed on the signature pages thereof, and yourselves, as Administrative Agent, irrevocably obligates us to make Competitive Bid Loans for which any offer(s) are accepted, in whole or in part.
OREGON LEGAL NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING WITH EXPRESS CONSIDERATION AND SIGNED BY US TO BE ENFORCEABLE. THE TERM “US” MEANS THE QUOTING BANK.
Very truly yours,
[NAME OF BANK]
Dated: ________________, 201____            By:
Authorized Officer

D-2

EXHIBIT E
FORM OF BORROWER COUNSEL OPINION

August 28, 2015

To the Administrative Agent and Banks who are parties to the
Credit Agreement described below:

Re:    Opinion of Counsel

Ladies and Gentlemen:

I am the Global Governance Counsel for NIKE, Inc., an Oregon corporation (the “Borrower”). In that capacity, I provide this Opinion Letter in connection with the Credit Agreement dated as of even date herewith among the Borrower, Bank of America, N.A., as Administrative Agent, and the Banks named therein, providing for loans in an aggregate principal amount not exceeding $2,000,000,000 at any one time outstanding, and the Ratable Notes and Competitive Bid Notes executed in connection therewith (collectively, the “Agreement”). Capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord (see below).

This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the “Accord”) of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Federal Laws of the United States and the Law of the State of Oregon. This Opinion Letter is limited to matters about which I possess Actual Knowledge.

Based on and subject to the foregoing, I am of the opinion that:

1.    The Agreement is enforceable against the Borrower.

2.    Execution and delivery by the Borrower of, and performance of its agreements in, the Agreement do not (i) violate its Constituent Documents, (ii) breach or result in a default under any existing obligation of the Borrower, or result in or require the creation or imposition of any Lien, under any contract filed by the Borrower with the U.S. Securities and Exchange Commission, or (iii) breach or otherwise violate any existing obligation of the Borrower under any Court Order.

3.    Execution and delivery by the Borrower of, and performance by the Borrower of its agreements in, the Agreement do not violate applicable provisions of statutory law or regulation.
4.    There are no actions or proceedings against the Borrower or any of its Subsidiaries pending, or overtly threatened in writing, before any court, governmental agency or arbitrator which (a) seek to affect the enforceability of the Agreement, or (b) would result in a material adverse effect on the business or financial condition of the Borrower.

5.    The Borrower is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940.

The General Qualifications apply to the opinions set forth in paragraphs 1 and 3 above and the Other Common Qualifications apply to all of the opinions set forth above. This Opinion Letter may be relied upon only by you and your assignees and the Banks in connection with the Transaction and may not, without our prior written consent, be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized in the Accord.

Very truly yours,

E-1

EXHIBIT F

RATABLE BORROWING NOTICE

Date: ________________, 201____

To:
Bank of America, N.A., as Administrative Agent for the Banks parties to the Credit Agreement dated as of August 28, 2015 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:
The undersigned, NIKE, Inc. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2.3 of the Credit Agreement, of the Ratable Advance specified below:
(i)    The Business Day of the proposed Ratable Advance is ______________, 201___.
(ii)    The aggregate amount of the proposed Ratable Advance is $ .
(iii)    The Advance shall be a [Eurodollar Ratable Advance] [Floating Rate Advance].
[(iv)    The duration of the Interest Period of the Eurodollar Ratable Advance shall be ___ month[s].]
The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the proposed Ratable Advance, before and after giving effect thereto and to the application of the proceeds therefrom.

(a)
the representations and warranties contained in Article V of the Credit Agreement are true and correct as though made on and as of such date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement;

(b)	no Default or Unmatured Default has occurred and is continuing, or would result from such proposed Ratable Advance; and

(c)	The proposed Ratable Advance will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

NIKE, Inc.

By:
Name:
Title:

F-1

EXHIBIT G
NOTICE OF CONVERSION/CONTINUATION
Date: ________________, 201____

To:
Bank of America, N.A. as Administrative Agent for the Banks parties to the Credit Agreement dated as of August 28, 2015 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”) among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:
The undersigned, NIKE, Inc. (the “Borrower”), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.2.4. of the Credit Agreement, of the [conversion] [continuation] of the Ratable Advance specified below:
(i)    The Business Day of the proposed Conversion/Continuation Date ________________, 201____.
(ii)    The aggregate amount of the Advance to be [converted] [continued] is $ .
(iii)    The Advance shall be [converted into] [continued as] a [Eurodollar Ratable Advance] [Floating Rate Advance].
[(iv)    The duration of the Interest Period of the Eurodollar Ratable Advance included in the [conversion] [continuation] shall be month[s].]
NIKE, INC.
By:
Name:
Title:

G-1

EXHIBIT H
COMPLIANCE CERTIFICATE

To:	The Banks parties to the
Credit Agreement Described Below
This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of August 28, 2015, among NIKE, Inc., the Banks and other Persons party thereto, and Bank of America, N.A., as Administrative Agent for the Banks (as extended, renewed, amended or restated from time to time, the “Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.    I am the duly appointed Chief Financial Officer of the Borrower;
2.    I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;
3.    The examinations described in Paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4.    Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
Described below are the exceptions, if any, to Paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day __________, 201____.
By:
Name:

SCHEDULE “I” TO COMPLIANCE CERTIFICATE
Schedule of Compliance as of ________________, 201____, with
Provisions of Sections 6.11, 6.12(i), 6.15(j) and 6.17 of
the Agreement

		Maximum Permitted	Actual
I.	Section 6.11: Aggregate book value of the assets disposed of by the Borrower and its Subsidiaries during the past twelve months pursuant to Section 6.11(ii)	$ (See attached worksheet)	$

II.	Section 6.12(i): Aggregate amount of Indebtedness secured by Liens, not otherwise permitted under Section 6.12, on property other than accounts receivable and inventory	$200,000,000	$

	Section 6.12(j)(i): Aggregate amount of obligations of the Borrower subject to Liens filed in connection with the construction of, and additions to, (i) the Borrower’s headquarters in Beaverton, Oregon	$100,000,000	$
	Section 6.12(j)(ii): Aggregate amount of obligations of the Borrower subject to Liens filed in connection with the construction of, and additions to, (ii) the corporate headquarters in Shanghai, China of the Borrower’s Subsidiary	$100,000,000	$

III.	Section 6.14: Capitalization Ratio (Indebtedness to the sum of (x) Indebtedness and (y) net worth)	0.60 to 1.00	____ to 1.00

NIKE, Inc.
Compliance Certificate ‑ Covenants Worksheet

I.    Section 6.11:
Sale of Assets:
A. Amount Permitted
Consolidated Assets (at book value)
as of , 201____:    $
x 0.20
Amount permitted during period beginning
and ending :    $

B.	Disposals of Fixed Assets
(per Statement of Cash Flows)
during period beginning
and ending :    $
(A) must be greater than/equal to (B)
In Compliance?
(Yes or No)

NIKE, Inc.
Compliance Certificate ‑ Covenants Worksheet

II.    Section 6.12:
Liens:

A.	Aggregate amount of Indebtedness secured by Liens
permitted under Section 6.12(i) of the Agreement:     $___________

B.	Maximum amount permitted under Section 6.12(i): $ 200,000,000

C.	Aggregate amount of obligations of the Borrower subject to
Liens filed in connection with the construction of, and additions
to, (i) the Borrower’s headquarters in Beaverton, Oregon:    $___________

D.	Maximum amount permitted under Section 6.12(j)(i): $ 100,000,000

E.	Aggregate amount of obligations of the Borrower subject to
Liens filed in connection with the construction of, and additions to, (ii) the corporate headquarters Shanghai, China of the Borrower’s
Subsidiary:    $___________

F.	Maximum amount permitted under Section 6.12(j)(ii): $ 100,000,000
(A) must be less than/equal to (B); (C) must be less than/equal to (D); (E) must be less than/equal to (F)
In Compliance?
(Yes or No)

III.    Section 6.14
Capitalization Ratio:
A.    Indebtedness                        $
B.    Net Worth                        $

C.	INDEBTEDNESS/ INDEBTEDNESS plus NET WORTH (A/A+B) :1.00
Maximum Ratio Permitted                0.60:1.00
In Compliance?
(Yes or No)

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

_____________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees

1.    Assignor[s]:    ______________________________
______________________________
2.    Assignee[s]:    ______________________________
______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Bank]]
3.    Borrower:    NIKE, INC.
4.    Administrative Agent: BANK OF AMERICA, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement:    Credit Agreement, dated as of August 28, 2015, among the Borrower, the financial institutions from time to time party thereto as lenders and/or agents, and Bank of America, N.A., as Administrative Agent
6.    Assigned Interest[s]:5

Assignor[s][6]	Assignee[s][7]	Aggregate Amount of Commitment/Loans for all Banks[8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number

		$	$	%
		$	$	%
		$	$	%
[7.    Trade Date:    __________________]10
Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

___________________________________

[5]	The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

[6]	List each Assignor, as appropriate.

[7]	List each Assignee, as appropriate.

[8]
Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.
10 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By: _____________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By: _____________________________
Title:
[Consented to and]11 Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent
By: _________________________________
Title:

[Consented to:]12

NIKE, INC., as Borrower
By: _________________________________
Title:

________________________________
11 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
12 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

NIKE CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.1(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.1(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a foreign Bank, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oregon.

EXHIBIT J-1
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal income Tax Purposes)
Reference is made to the Credit Agreement dated as of August 28, 2015, among NIKE, Inc., an Oregon corporation (the “Borrower”), Bank of America, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and the Banks and other Persons party thereto (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.1(g)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[BANK]

By:
    Name:
Title:

Dated:             , 20[__]                     [Address]

J-1

EXHIBIT J-2
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of August 28, 2015, among NIKE, Inc., an Oregon corporation (the “Borrower”), Bank of America, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and the Banks and other Persons party thereto (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.1(g)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with the a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[BANK]

By:
    Name:
Title:

Dated:             , 20[__]                     [Address]

J-2-1

EXHIBIT J-3
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of August 28, 2015, among NIKE, Inc., an Oregon corporation (the “Borrower”), Bank of America, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and the Banks and other Persons party thereto (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.1(g)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[BANK]

By:
    Name:
Title:

Dated:             , 20[__]                     [Address]

J-3-1

EXHIBIT J-4
FORM OF
UNITED STATES TAX COMPLIANCE CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of August 28, 2015, among NIKE, Inc., an Oregon corporation (the “Borrower”), Bank of America, N.A., as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), and the Banks and other Persons party thereto (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Credit Agreement.

Pursuant to the provisions of Section 3.1(g)(ii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) or the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned’s or its partners/members.

The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-81MY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-81MY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
[BANK]

By:
    Name:
Title:

Dated:             , 20[__]                         [Address]

J-4-1

SCHEDULE 1
LIENS
None.

Schedule 1

SCHEDULE 2
COMMITMENTS AND PRO RATA SHARES

Bank	Commitment	Pro Rata Share
Bank of America, N.A.	$255,000,000.00	12.750000000%
Citibank, N.A.	255,000,000.00	12.750000000%
Deutsche Bank AG New York Branch	180,000,000.00	9.000000000%
HSBC Bank USA, N.A.	180,000,000.00	9.000000000%
Goldman Sachs Bank USA	130,000,000.00	6.500000000%
JPMorgan Chase Bank, N.A.	130,000,000.00	6.500000000%
Royal Bank of Canada	130,000,000.00	6.500000000%
The Northern Trust Company	130,000,000.00	6.500000000%
Wells Fargo Bank, National Association	130,000,000.00	6.500000000%
Bank of China, New York Branch	80,000,000.00	4.000000000%
Barclays Bank plc	80,000,000.00	4.000000000%
Credit Agricole Corporate and Investment Bank	80,000,000.00	4.000000000%
ING Bank N.V. Dublin Branch	80,000,000.00	4.000000000%
Santander Bank, N.A.	80,000,000.00	4.000000000%
Standard Chartered Bank	80,000,000.00	4.000000000%
Total	$2,000,000,000.00	100.000000000%

Schedule 2

SCHEDULE 3
EURODOLLAR AND DOMESTIC LENDING OFFICES

BANK OF AMERICA, N.A.
Eurodollar and Domestic Lending Office:
Address:	101 North Tryon Street, Mailcode: NC1-001-05-46 Charlotte, NC 28255-0001
Attention:	Monique Haley
Telephone:	980-388-1043
Facsimile:	704-719-8510
Email:	monique.haley@baml.com

Send Borrowing Notices and Competitive Bid Quotes to:
Address:	101 North Tryon Street, Mailcode: NC1-001-05-46 Charlotte, NC 28255-0001
Attention:	Monique Haley
Telephone:	980-388-1043
Facsimile:	704-719-8510
Email:	monique.haley@baml.com

Administrative Agent’s Office and other Notices:
Address:	Agency Management 900 West Trade Street, Mailcode: NC1-026-06-03 Charlotte, NC 28255-0001
Attention:	Erik Truette
Telephone:	980-387-5451
Facsimile:	704-409-0015
Email:	Erik.m.truette@baml.com

Schedule 3-1

CITIBANK, N.A.
Eurodollar and Domestic Lending Office:
Address:	1615 Brett Road
New Castle, DE 19720
Attention:	Bhuvanesh Arunachalam
Telephone:	201-472-4414
Facsimile:	646-274-5000
Email:	GLOriginationOps@citi.com

Send Competitive Bid Quotes to:
Address:	1615 Brett Road
New Castle, DE 19720
Attention:	Bhuvanesh Arunachalam
Telephone:	201-472-4414
Facsimile:	646-274-5000
Email:	GLOriginationOps@citi.com

DEUTSCHE BANK AG NEW YORK BRANCH
Eurodollar and Domestic Lending Office:
Address:	5022 Gate Parkway, Suite 100
Jacksonville, FL 32256
Attention:	Yawar Habib
Telephone:	904-502-5449
Facsimile:	866-240-3622
Email:	loan.admin-ny@db.com

Send Competitive Bid Quotes to:
Address:	60 Wall Street
New York, NY 10005
Attention:	Virginia Cosenza
Telephone:	212-250-2169
Facsimile:	212-797-0272
Email:	virginia.cosenza.db.com

Schedule 3-2

HSBC BANK USA, N.A.
Eurodollar and Domestic Lending Office:
Address:	452 Fifth Avenue
New York, New York 10018
Attention:	Thomas Foley
Telephone:	212-525-4068
Facsimile:	212-525-2469
Email:	thomas.a.foley@us.hsbc.com

Send Competitive Bid Quotes to:
Address:	452 Fifth Avenue
New York, New York 10018
Attention:	Thomas Foley
Telephone:	212-525-4068
Facsimile:	212-525-2469
Email:	thomas.a.foley@us.hsbc.com

GOLDMAN SACHS BANK USA
Eurodollar and Domestic Lending Office:
Address:	30 Hudson Street, 5th Floor
Jersey City, NJ 07302
Attention:	Michelle Latzoni
Telephone:	212-934-3921
Facsimile:
Email:	gsd.link@gs.com

Send Competitive Bid Quotes to:
Address:	30 Hudson Street, 5th Floor
Jersey City, NJ 07302
Attention:	Michelle Latzoni
Telephone:	212-934-3921
Facsimile:
Email:	gsd.link@gs.com

Schedule 3-3

JPMORGAN CHASE BANK, N.A.
Eurodollar and Domestic Lending Office:
Address:	383 Madison Avenue, Floor 24
New York, NY 10179
Attention:	Lauren Baker
Telephone:	212-270-3756
Facsimile:	N/A
Email:	lauren.m.baker@jpmoran.com

Send Competitive Bid Quotes to:
Address:	383 Madison Avenue, Floor 24
New York, NY 10179
Attention:	Lauren Baker
Telephone:	212-270-3756
Facsimile:	N/A
Email:	lauren.m.baker@jpmoran.com

ROYAL BANK OF CANADA
Eurodollar and Domestic Lending Office:
Address:	20 King Street West
Toronto, ON, M5H 1C4
Attention:	Monica Downer
Telephone:	416-974-7188
Facsimile:	212-428-2372
Email:	monica.downer@rbc.com

Send Competitive Bid Quotes to:
Address:	20 King Street West
Toronto, ON, M5H 1C4
Attention:	Monica Downer
Telephone:	416-974-7188
Facsimile:	212-428-2372
Email:	monica.downer@rbc.com

Schedule 3-4

THE NORTHERN TRUST COMPANY
Eurodollar and Domestic Lending Office:
Address:	50 S. LaSalle Street
Chicago, IL 60603
Attention:	Fiyaz Khan
Telephone:	312-444-4791
Facsimile:	312-557-1425
Email:	fak1@ntrs.com

Send Competitive Bid Quotes to:
Address:	50 S. LaSalle Street
Chicago, IL 60603
Attention:	Fiyaz Khan
Telephone:	312-444-4791
Facsimile:	312-557-1425
Email:	fak1@ntrs.com

WELLS FARGO BANK, NATIONAL ASSOCIATION
Eurodollar and Domestic Lending Office:
Address:	550 California Street, 14th Floor, A0112-145
San Francisco, CA 94104
Attention:	Sid Khanolkar
Telephone:	415-834-4881
Facsimile:	415-834-7622
Email:	sid.khanolkar@wellsfargo.com

Send Competitive Bid Quotes to:
Address:	1700 Lincoln Street
Denver, CO 80203
Attention:	Marlene Rieb
Telephone:	303-863-5163
Facsimile:	866-269-8331
Email:	denlnsvmembernotices@wellsfargo.com

Schedule 3-5

BANK OF CHINA, NEW YORK BRANCH
Eurodollar and Domestic Lending Office:
Address:	410 Madison Avenue
New York, NY 10017
Attention:	John Shen
Telephone:	646-231-3135
Facsimile:	212-688-0919
Email:	jshen@bocusa.com

Send Competitive Bid Quotes to:
Address:	410 Madison Avenue
New York, NY 10017
Attention:	WenZhen Zhang
Telephone:	646-231-3143
Facsimile:	212-371-4185
Email:	synloanadmin.nyb@bocusa.com

BARCLAYS BANK PLC
Eurodollar and Domestic Lending Office:
Address:	10, South Colonnade, London, E14 4PU
Attention:	Loan Operations
Telephone:	44 0 20 7516-3867
Facsimile:	N/A
Email:	emeaparticipationhloans@barclays.com

Send Competitive Bid Quotes to:
Address:	10, South Colonnade, London, E14 4PU
Attention:	Loan Operations
Telephone:	44 0 20 7516-3867
Facsimile:	N/A
Email:	emeaparticipationhloans@barclays.com

Schedule 3-6

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
Eurodollar and Domestic Lending Office:
Address:	227 W. Monroe Street, Suite 3800
Chicago, IL 60606
Attention:	Mike McIntyre
Telephone:	312-220-7317
Facsimile:	312-641-0527
Email:	mike.mcintyre@ca-cib.com

Send Competitive Bid Quotes to:
Address:	1301 Avenue of the Americas
New York, NY 10019
Attention:	Jaikissoon Sanichar
Telephone:	732-590-7500
Facsimile:	917-849-5580
Email:	jaikissoon.sanichar@ca.cib.com

ING BANK N.V. DUBLIN BRANCH
Eurodollar and Domestic Lending Office:
Address:	Block 4, Dundrum Town Centre Sandyford Road, Dublin 16, Ireland
Attention:	Elizabeth Walsh
Telephone:	003531-638-4071
Facsimile:	003531-638-4050
Email:	elizabeth.walsh@ie.ing.com

Send Competitive Bid Quotes to:
Address:	Block 4, Dundrum Town Centre Sandyford Road, Dublin 16, Ireland
Attention:	Alan Maher
Telephone:	003531-638-4008
Facsimile:	003531-638-4072
Email:	wlo.exe.cfil.cb.locations@ing.nl

Schedule 3-7

SANTANDER BANK, N.A.
Eurodollar and Domestic Lending Office:
Address:	45 East 53rd Street
New York, NY 10022
Attention:	Thomas Bruscino
Telephone:	212-407-4588
Facsimile:	N/A
Email:	thomas.bruscino@santander.us

Send Competitive Bid Quotes to:
Address:	601 Penn Street
Readin, PA 19601
Attention:	Jennifer Kuli
Telephone:	610-378-6661
Facsimile:	484-338-2831
Email:	participations@santander.us

STANDARD CHARTERED BANK
Eurodollar and Domestic Lending Office:
Address:	1095 Avenue of the Americas
New York, NY 10036
Attention:	Marina Naccarato
Telephone:	212-667-0115
Facsimile:	N/A
Email:	mariana.naccarato@sc.com

Send Competitive Bid Quotes to:
Address:	1095 Avenue of the Americas
New York, NY 10036
Attention:	Marina Naccarato
Telephone:	212-667-0115
Facsimile:	N/A
Email:	mariana.naccarato@sc.com

Schedule 3-8